SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 6, 2003



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)




                                    DELAWARE
                          (State or other jurisdiction
                        of incorporation or organization)

              1-12935                                          75-2815171
      (Commission File Number)                               (I.R.S. Employer
                                                            Identification No.)


       5100 TENNYSON PARKWAY
             SUITE 3000
            PLANO, TEXAS                                           75024
(Address of principal executive offices)                         (Zip code)



Registrant's telephone number, including area code:               (972) 673-2000

ITEM 5.  OTHER EVENTS.

     On March 6,  2003,  Denbury  Resources  Inc.  and  affiliates  of the Texas
Pacific Group ("TPG") entered into an Underwriting Agreement with Lehman Brothers Inc. (the "Underwriter"), pursuant to which TPG is to sell to the Underwriter an aggregate of 2.5 million shares of Denbury's common stock at a price of $10.95 per share, representing approximately 12.6% of the shares of Denbury common stock owned by TPG. Additionally, TPG has granted to the Underwriter a 30-day option to purchase up to an additional 375,000 shares to cover over- allotments, if any. Denbury will not receive any of the proceeds from the sale of shares by TPG and this offering will not affect the number of Denbury shares issued and outstanding.

     Upon closing, TPG's ownership of Denbury's issued and outstanding common shares will drop from approximately 36.8% to approximately 32.2% (31.5% if the Underwriter exercises its over-allotment option in full). TPG remains Denbury's largest stockholder and representatives of TPG currently hold four of nine seats on Denbury's board of directors.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

       (c) Exhibits:

           Exhibit No.              Exhibit
              1.1                   Underwriting Agreement dated March 6, 2003.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        DENBURY RESOURCES INC.
                                                  (Registrant)


Date:  March 11, 2003                   By: /s/ Phil Rykhoek
                                            ------------------------------------
                                            Phil Rykhoek
                                            Chief Financial Officer